Exhibit 99.1
For Immediate Release
BofI Holding, Inc. Announces $50 Million At-the-Market Common Stock Offering

SAN DIEGO, CA - (MARKETWIRED) - February 24, 2015 - BofI Holding, Inc. (NASDAQ: BOFI) ("BOFI"), parent company of BofI Federal Bank (the "Bank"), today announced the completion of its $50 million at-the-market common stock offering ("ATM") commenced in July 2014 and the initiation of a new $50 million ATM through the filing today of a prospectus supplement with the Securities and Exchange Commission ("SEC") under BOFI’s effective shelf registration statement filed on February 19, 2015. The $350 million shelf registration statement filed on February 19, 2015 replaces a prior shelf registration statement that was set to expire on March 27, 2015. The equity distribution agreement was executed today for the new $50 million ATM.

"The ATM offering has given us the flexibility to manage capital in a disciplined manner while maintaining a high ROE," explained Greg Garrabrants, President and Chief Executive Officer. "With a healthy loan pipeline, this new $50 million ATM will allow us to maintain the same capital allocation strategy by supplementing our organic capital generation with incremental new issuance on an as-needed basis."

Under the new equity distribution agreement BOFI may, from time to time and at its discretion offer and sell shares of its common stock having an aggregate value of up to $50 million through FBR Capital Markets & Co., Sterne Agee & Leach, Inc. and Raymond James & Associates, Inc. ("Distribution Agents"). BOFI intends to use the possible net proceeds from this offering for general corporate purposes, which may include repayments or repurchase of debt. Sales of common stock, if any, through the Distribution Agents, will be made directly on the NASDAQ Global Select Market, or in negotiated transactions through a market maker other than on an exchange, or other transactions that are deemed to be "at-the-market offerings" as defined in Rule 415 under the Securities Act of 1933 ("Act"). Sales of common stock, if any, shall be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by the Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of BOFI’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About BofI Holding, Inc. and BofI Federal Bank
BofI Holding, Inc. (NASDAQ: BOFI) is the holding company for BofI Federal Bank, a nationwide branchless bank that provides a range of consumer and business banking products to its customers through its low cost distribution channels and affinity relationships. With approximately $5.2 billion in assets, BofI Federal Bank provides a full offering of deposit products for consumers and businesses and provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. BofI Holdings was recently named the top performing large thrift in 2013 by SNL Financial. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit www.bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI’s ability to raise capital through the offer and sale of common stock under the newly announced ATM program, the health of BofI’s loan pipeline, BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com